Exhibit 99.1

StoneBridge Acquisition Corporation Shareholders Approve Previously Announced Business Combination with DigiAsia Bios Pte. Ltd

New York, NY, December 22, 2023 /EINPresswire.com/ – StoneBridge Acquisition Corporation (Nasdaq: APAC) (“StoneBridge”), a publicly-traded special purpose acquisition company, today announced that its shareholders voted to approve the previously announced business combination (the “Business Combination”) with DigiAsia Bios Pte. Ltd (“DigiAsia”) at StoneBridge’s extraordinary general meeting of shareholders held on December 19, 2023 at 10:00 a.m. Eastern Time (the “Extraordinary General Meeting”).

Each of the proposals presented at the Extraordinary General Meeting was approved, and the Business Combination is expected to be consummated as soon as practicable following the satisfaction of the closing conditions described in the proxy statement for the Extraordinary General Meeting. StoneBridge plans to file the results of the Extraordinary General Meeting, as tabulated by the inspector of election, with the Securities and Exchange Commission (the “SEC”) on a Form 8-K.

About StoneBridge Acquisition Corporation

StoneBridge Acquisition Corporation is a blank check company incorporated as Cayman Islands exempted for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. StoneBridge focused its search on a target with operations or prospective operations in the consumer technology, communications, software, SaaS, fintech or media sectors. The geographic focus for StoneBridge was the Asia Pacific region. StoneBridge helps visionary entrepreneurs navigate the U.S. capital markets to create enterprise value for themselves and for their investors. To learn more, visit http://stonebridgespac.com/.

Safe Harbor Statement

This press release includes "forward-looking statements" that involve risks and uncertainties that could cause actual results to differ materially from what is expected. Words such as "expects," "believes," "anticipates," "intends," "estimates," "seeks," "may," "might," "plan," "possible," "should" and variations and similar words and expressions are intended to identify such forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Such forward-looking statements relate to future events or future results, based on currently available information and reflect the Company's management's current beliefs. A number of factors could cause actual events or results to differ materially from the events and results discussed in the forward-looking statements. Important factors - including the availability of funds, the results of financing efforts and the risks relating to our business - that could cause actual results to differ materially from the Company's expectations are disclosed in the Company's documents filed from time to time on EDGAR (see www.edgar-online.com) and with the Securities and Exchange Commission (see www.sec.gov). Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. In addition, please refer to the Risk Factors section of the Company's Form 10-K as filed with the SEC on March 28, 2023 and the Risk Factors section of the final prospectus filed on November 28, 2023 for additional information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements. Except as expressly required by applicable securities law, the Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

For investor and media inquiries, please contact:

Prabhu Antony
President & CFO
(646) 314-3555
p.antony@stonebridgespac.com

Prabhu Antony
Stonebridge Acquisition Corporation
+1 646-314-3555